SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JANUARY 2, 2003
Fahnestock Viner Holdings Inc.
(Exact name of registrant as specified in charter)

Ontario, Canada (STATE OF OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	1-12043 (Commission File No.)	98-0080034 (I.R.S. Employer Identification Number)

P.O. Box 2015, Suite 1110 20 Eglinton Avenue West Toronto, Ontario, Canada (ADDRESS OF PRICIPAL EXECUTIVE OFFICE)		M4R 1K8 (Zip Code)
(416) 322-1515
(Registrant’s telephone number, including area code)
None
(Former name OR former address if changed sionce last report)

Item 7. Financial Statements and exhibits.

On January 17, 2003, Fahnestock Viner Holdings Inc. (the "Company") filed a Current Report on Form 8-K (the "January 17th 8-K"), reporting the acquisition of certain assets of the U.S Private Client Division (the "Private Client Division") of CIBC World Markets, Corp. ("World Markets"), a subsidiary of Canadian Imperial Bank of Commerce ("CIBC"), and the agreement to acquire certain assets of the U.S. Asset Management Division (the "Asset Management Division" and together with the Private Client Division, the "Purchased Divisions") of World Markets at a later date.

As permitted by Item 7 of Form 8-K, the January 17th 8-K omitted the historical audited financial statements of the Purchased Divisions and related pro forma financial information, and indicated that such financial information would be provided within 60 days of such filing; in this case, by March 18, 2003. The Company now expects to file unaudited financial statements and pro forma financial information with regard to the Purchased Divisions by no later than May 19, 2003, and, if so required by the Securities and Exchange Commission, audited financial statements with respect to the Purchased Divisions by no later than July 18, 2003.

The delay in preparing the financial statements and related pro forma financial information is a result of (i) the size and complex nature of the Purchased Divisions, (ii) the fact that since the Purchased Divisions were operated as divisions within World Markets, no separate financial statements had ever been prepared, and therefore, a large part of the financial records of the Purchased Divisions needs to be created, and (iii) the fact that CIBC’s auditor for fiscal years 2000 and 2001 was Arthur Andersen LLP, making a carve-out audit more difficult and expensive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

FAHNESTOCK VINER HOLDINGS INC.

Date: March 18, 2003

By: /s/ E.K. Roberts
Name: E.K. Roberts
Title: President